UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

_____________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MERISEL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERISEL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 13, 2012

TO MERISEL’S STOCKHOLDERS:

Merisel, Inc., a Delaware corporation (the “Company”), will hold its 2012 Annual Meeting of Stockholders on Thursday, December 13, 2012, at 2:00 p.m., New York time, at the offices of the Company located at 132 West 31st Street, 5th Floor, New York, NY 10001, to vote for the following purposes, as further described in the accompanying proxy statement:

•	To elect four (4) directors to the Board of Directors;

•	To ratify the appointment by the Company’s Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	To Amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 30,000,000 to 50,000,000; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on October 22, 2012 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.  Only record holders of the Company’s Common Stock at the close of business on that day will be entitled to vote.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, is enclosed with this notice and the accompanying proxy statement but is not to be considered part of the proxy soliciting material.

All stockholders are cordially invited to attend the Annual Meeting and vote in person.  Whether or not you expect to attend the Annual Meeting, to ensure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.  Any stockholder attending the Annual Meeting may vote in person even if he, she, or it previously returned a proxy.

By Order of the Board of Directors

Terry A. Tevis
Chief Executive Officer and President
New York, New York

November 19, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 13, 2012:  The Proxy Statement and Annual Report are available at www.proxyvote.com

TABLE OF CONTENTS

GENERAL INFORMATION	1

OUTSTANDING SECURITIES AND VOTING REQUIREMENTS	1

PROPOSAL 1 — ELECTION OF DIRECTORS	3

Information Regarding Nominees	3
Director Independence	5
Board of Directors Meetings and Committees	5
Audit Committee	6
Compensation Committee	6
Nominating Committee	7
Board Leadership Structure	7
The Board’s Role in Risk Oversight	8
Stockholder Recommendations of Director Candidates	8
Code of Business Conduct	8
Stockholder Communications with the Board of Directors	9

EXECUTIVE COMPENSATION	9

Executive Officers of the Company	9
Summary Compensation Table	9
Narrative to Summary Compensation Table	10
Outstanding Equity Awards at December 31, 2011	10
Pension Benefits	11
Nonqualified Defined Contribution and other Nonqualified Deferred Compensation Plans	11
Executive Employment, Termination and Change of Control Arrangements	11
CEO Compensation, Termination and Change of Control Arrangements11	12
Compensation, Termination and Change of Control Agreements of Other NEOs	12
Compensation of Directors	14
Certain Relationships and Related Transactions and Director Independence	16
Policy on Related Person Transactions

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18

PROPOSAL 2 — RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012	18

Principal Accountant Fees and Services	18

OTHER MATTERS	21

Stockholder Proposals for Inclusion in 2013 Proxy Statement	21
Annual Report on Form 10-K	21

MERISEL, INC.
132 West 31st Street
New York, NY 10001

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held at 2:00 p.m. on December 13, 2012

GENERAL INFORMATION

This proxy statement is being sent on or about November 19, 2012 in connection with the solicitation of proxies by the Board of Directors of Merisel, Inc., a Delaware corporation (“Merisel” or the “Company”).  The proxies will be voted at the Company’s 2012 Annual Meeting of Stockholders which will be held on December 13, 2012, at 2:00 p.m., New York time, at the Company’s principal offices located at 132 West 31st Street, 5th Floor, New York, NY 10001, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The record date for the Annual Meeting is the close of business on October 22, 2012 and all holders of record of the Company’s common Stock, par value $0.01 per share (the “Common Stock”), on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting, or at any adjournment thereof.

A proxy card for use at the Annual Meeting is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope provided in order to ensure that your shares will be voted at the Annual Meeting.  Any stockholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with an executive officer of the Company or by attending the Annual Meeting and voting in person.

Unless you instruct otherwise in the proxy, any proxy, if not revoked, will be voted at the Annual Meeting as follows:

•	for the director nominees named herein;

•	to ratify the selection of BDO USA, LLP as the Company’s registered independent public accounting firm for fiscal year 2012;

•	To Amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 30,000,000 to 50,000,000; and

•	to transact such other matters that may properly come before the meeting in the discretion of the persons named in the accompanying proxy card.

OUTSTANDING SECURITIES AND VOTING REQUIREMENTS

The only voting securities of the Company are the outstanding shares of Common Stock.  On the record date, the Company had 7,214,784 shares of Common Stock outstanding, 164,946.4854 shares of mandatorily redeemable series A preferred stock (the “Preferred Stock”) and 2,617 stockholders of record.  The holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. As to all matters, each holder of Common Stock is entitled to one vote for each share of Common Stock held. As to all matters, the Preferred Stock shall have no voting rights.

If you hold shares through a broker, you should follow the instructions for voting that you receive from your broker.  If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the Annual Meeting.  If you do not submit voting instructions to your broker, your broker may vote on the following matters in its discretion: (1) the election of directors, (2) the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for 2012 and (3) the amendment of the Company’s Restated Certificate of Incorporation.

The voting requirements for the proposals you will consider at the Annual Meeting are as follows:

•
Election of Directors (Proposal 1).   The director nominees who receive the greatest number of votes at the Annual Meeting will be elected as directors.  Votes withheld have no legal effect with respect to the election of directors.

•
Ratification of Appointment by the Audit Committee of BDO USA, LLP as the Company’s Registered Independent Public Accounting Firm (Proposal 2).  The affirmative vote of the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the Company’s selection of BDO USA, LLP as the Company’s independent registered public accounting firm for 2012. Abstentions count as votes cast and have the same effect as a vote against this proposal.

•
Amendment of Restated Certificate of Incorporation (Proposal 3). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve an increase in the number of authorized shares of the Company from 30,000,000 to 50,000,000 shares. Abstentions count as votes cast and have the same effect as a vote against this proposal.

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company.  The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation.  The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors presently consists of four members elected annually.  The terms of the present directors will expire at the Annual Meeting. The Board of Directors has nominated Bradley J. Hoecker, Kenneth B. Sawyer, Terry A. Tevis, and Donald R. Uzzi, the incumbent directors, for election as directors at the Annual Meeting for a term ending at the 2012 annual meeting of stockholders.  Joseph Yang resigned from the Board on October 31, 2012 and is not standing for reelection.

Each of the above individuals has consented to being named in this proxy statement as a nominee for election as director and has agreed to serve as a director if elected.  If, by reason of death or other unexpected occurrence, such nominee should for any reason become unavailable for election, or is unable to serve, or for good cause will not serve, the persons named in the accompanying proxy card may vote for the election of such substitute nominee as the Board of Directors may propose.  The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.  The accompanying proxy card contains a discretionary grant of authority with respect to this matter.

Information Regarding Nominees

For each director of the Company, the following sets forth the name, age as of October 22, 2012, principal occupation for at least the past five years, and the names of any other public companies for which the director served in directorship capacity in the last five years:

Donald R. Uzzi, 60, has served a member of the Board of Directors since December 2004. He was elected Chairman of the Board of Directors in April 2005. He also served as Chief Executive Officer and President of the Company from November 2004 to August 21, 2012.  From December 2002 to November 2004, Mr. Uzzi provided consulting services for various companies on marketing, corporate strategy and communications. From July 1999 to December 2002, Mr. Uzzi was Senior Vice President of Electronic Data Systems Corporation. From July 1998 to July 1999, Mr. Uzzi was a principal officer of Lighthouse Investment Group. From August 1996 to April 1998, Mr. Uzzi served as Executive Vice President at Sunbeam Corporation. Prior to 1996, Mr. Uzzi held the position of President of the Gatorade North America division of Quaker Oats.  Mr. Uzzi brings to the Board extensive experience in management, marketing, and operations.

Bradley J. Hoecker, 50, was a member of the Board of Directors from December 1997 to March 21, 2011, and was re-elected to the Board of Directors on March 23, 2011.  Mr. Hoecker is currently a partner at Juniper Investments. Mr. Hoecker was a Partner and director of the general partner entity of Stonington Capital Appreciation 1994 Fund L.P. (“Stonington”) and a Partner and director of Stonington Partners II, Inc. from 1997 until March 2011.  Stonington, through its affiliates, owned approximately 69% of the Company’s Common Stock and all of the Company’s Preferred Stock until Stonington sold all of its equity in the Company to Saints Capital VI, L.P. on March 21, 2011 (see “Change of Control” on page 17 of this report).  Prior to being named partner in 1997, Mr. Hoecker was a Principal of Stonington since 1993. He was a consultant to Merrill Lynch Capital Partners from 1994 to December 2000 and was an associate in the Investment Banking Division of Merrill Lynch Capital Partners from 1989 to 1993. Mr. Hoecker has also served as a director of Obagi Medical Products, Inc.  Mr. Hoecker’s extensive experience in private equity and investment banking makes him well-qualified to serve on the Company’s Board of Directors.

Kenneth B. Sawyer, 47, has been a member of the Board of Directors since March 23, 2011.  He is a managing member of Saints Capital VI, LLC and Saints Capital Granite, LLC, the general partner entities of Saints Capital VI, L.P. and Saints Capital Granite, L.P., respectively.  Mr. Sawyer is a co-founder and serves as manager or managing director of various entities of Saints Capital (together with its affiliates, “Saints.”).  Saints is a venture capital and private equity firm founded in 2000 which operates through its affiliated limited partnerships and management entities to provide liquidity for investors and founders of private companies. Saints affiliated entities have acquired investments in over 300 companies. Today, Saints manages over one billion dollars, which has been invested in companies in the technology, healthcare, consumer and industrial industries.  With offices in San Francisco and London, and many investments in Asia, Saints is the largest global direct secondary firm in the world.  Mr. Sawyer is also a director for numerous private companies, including KXEN, Intagio Corporation (owner and operator of Perfect Escapes), Alliance Consulting, Acsis Incorporated and Laureate Biopharmaceuticals, Inc., and serves on the board of the Hope Street Group, a Washington D.C. based non-partisan public policy organization.  Mr. Sawyer has been selected as a member of the Forbes Midas list, where he was recognized as one of the top 100 investors in venture capital globally.  Prior to 2000, Mr. Sawyer worked in several investment banking positions including Volpe Brown Whelan & Co., Colman Furlong & Co. and Morgan Stanley & Co.  Mr. Sawyer received a B.S. in Industrial Engineering from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Sawyer offers the Board broad perspective having accumulated years of private equity experience globally across a wide range of industries and experience serving on the boards of several privately-held companies.

Terry A. Tevis, 70, has been a member of the Board of Directors since March 23, 2011. Since August 21, 2012, he has served as the Chief Executive Officer and President of the Company.  He is the President of T.A. Tevis & Company, LLC, a Connecticut-based consulting firm founded in 2001 (“Tevis & Co.”).  Tevis & Co. provides turnaround services and new marketing initiatives to commercial printers and their suppliers, advises private equity firms in print-related investments and for the past six years, has been the leading graphic services advisor to the Gerson Lehrman client base. Prior to 2001, Mr. Tevis spent more than 30 years in leadership roles within commercial print. He served from 1999 to 2001 as President, Digeno.com, an eCommerce Business Unit of R.R. Donnelly & Sons, Inc. March of 1998 to November, 1999, Mr. Tevis served as President and CEO of Printing Arts America, Inc., a roll-up entity in the print industry and from 1992 to 1997 as Business Unit President of catalog and direct mail units of R.R. Donnelley & Sons, Inc. Prior to joining RR Donnelley in 1992, Mr. Tevis served from 1985-1992 as President and CEO of American Signature Graphics, a national printing firm.  He was inducted into the Printing Industry Hall of Fame in 1999.  Mr. Tevis currently is an adjunct professor at New York University’s Graduate School in Graphic Services.  Mr. Tevis received his B.S. in Industrial Engineering and M.B.A. from San Jose State University and served for two years as a Lieutenant in the US Army.  Mr. Tevis’ vast leadership experience in the industry makes him an exceptionally valued member of the Board of Directors.

Arrangements for Nomination as Directors and Changes in Procedures for Nomination

Mr. Sawyer serves as a Director as a result of his nomination by Saints. No other arrangement or understanding exists between any director or nominee and any other persons pursuant to which any individual was or is to be selected or serve as a director.  No director has any family relationship with any other director or with any of the Company’s executive officers.  Mr. Tevis is the Chief Executive Officer and President of the Company.

The Company has not changed its procedures for the identification, nomination and election of directors since they were described in the Proxy Statement with respect to its Annual Meeting held in December 2011.

Certain Legal Proceedings

On May 15, 2001, the SEC filed a civil action (SEC v. Dunlap, S.D. Fla. (Case No. 01-8437) (Middlebrooks)) against Mr. Uzzi alleging violations of the federal securities laws in connection with his role as executive vice president of Sunbeam Corporation. On January 23, 2003, Mr. Uzzi entered into a consent and undertaking (the “Consent and Undertaking”) with the SEC.  Pursuant to the Consent and Undertaking, Mr. Uzzi agreed, without admitting or denying the allegations in the SEC’s complaint, to the entry of a judgment (1) permanently enjoining him from violating Section 17(a) of the Securities Act of 1933 and from violating or aiding and abetting violations of Sections 10(b), 13(a), 13(b)(2)(A),13(b)(2)(B) and 13(b)(5) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1, 13a-13 and 13b2-1 thereunder, and (2) pursuant to Section 20(d) of the Securities Act and Section 21(d)(3) of the Exchange Act, the payment of a $100,000 civil penalty. The final judgment was entered on January 27, 2003 (the “Final Judgment”). The Board of Directors of the Company carefully reviewed the Consent and Undertaking and the Final Judgment prior to hiring Mr. Uzzi, and determined that since Mr. Uzzi did not admit or deny liability in the Consent and Undertaking or the Final Judgment, the terms of the Consent and Undertaking and Final Judgment did not present a legal obstacle to the Company’s hiring Mr. Uzzi.

On May 22, 2003, the New York Stock Exchange, Inc. (the “NYSE”) entered Exchange Hearing Panel Decision 03-96 accepting a Stipulation of Facts and Consent to Penalty (the “Stipulation”) between the NYSE’s Division of Enforcement and Mr. Sawyer, a former registered representative.  Pursuant to the Stipulation, without admitting or denying guilt, Mr. Sawyer consented to a finding by the Hearing Panel that he violated Exchange Rule 346(b) in that he engaged in an outside business activity without making a written request and receiving the prior written consent of his member organization employer.  The Stipulation acknowledged that Mr. Sawyer did receive prior verbal consent of his member organization employer.  The NYSE imposed a penalty of a censure and two-month bar from membership, allied membership, approved person status, and from employment or association with any member or member organization for not having the written consent.  Mr. Sawyer consented to the penalty.

There are no material proceedings to which any of our directors, executive officers, owners of record or beneficial owners of more than 5% of our Common Stock, or any of their associates is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE BOARD’S NOMINEES

Director Independence

The company is not listed on a national securities exchange.  Accordingly, the Company is not required to, and, in fact, does not have a majority of independent directors on its Board, nor does it have compensation or nominating committees comprised solely of independent directors.

Board of Directors Meetings and Committees

The Company’s Board of Directors met eight (8) times during 2011.  Each incumbent director attended 100% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which he served.

Name of Committee and Members	Primary Responsibilities	Number of Meetings in 2011
Audit Committee Terry A. Tevis, until August 21, 2012 Bradley J. Hoecker (Chair)
• Reviews the Company’s annual and quarterly financial statements and results of each audit and quarterly review by the Company’s independent accountants.

• Consults and meets with the Company’s independent accountants, Chief Financial Officer and other finance and accounting personnel concerning various matters, including the adequacy of internal controls.

• Selects, determines the compensation of, evaluates and, when appropriate, replaces the Company’s independent accountants.

• Monitors the qualifications and independence of the independent accountants and performance of the Company’s independent accountants.

• Reviews potential conflict of interest situations.
5

Compensation Committee Kenneth B. Sawyer (Chair) Bradley J. Hoecker
• Establishes policies relating to the compensation of the Company’s executive officers and other key employees.
• Administers the Company’s compensation plans, including employee stock option plans and makes recommendations to the Board of Directors concerning other compensation matters.
• Annually reviews and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer.
• Determines the compensation of the Company’s other executive officers and key members of management.
• Annually approves the Company’s management bonus plan and makes grants of stock options and other stock-related incentive compensation awards.
1

Nominating Committee Kenneth B. Sawyer (Chair) Terry A. Tevis Donald R. Uzzi	• Assists the Board of Directors in identifying, evaluating and recommending candidates for election to the Board of Directors and each committee. • Establishes procedures and provides oversight for evaluating the Board of Directors and management. • Evaluates the size, structure and composition of the Board of Directors and its committees.	0

Audit Committee

The Board of Directors maintains an Audit Committee that is currently comprised of Mr. Hoecker, who also chairs the Committee.  The Board of Directors has determined that Messr. Hoecker is an independent director as defined by the SEC and NASDAQ.

The Board of Directors has adopted a written charter for the Audit Committee setting forth its roles and responsibilities.  The Audit Committee Charter was attached as Exhibit A to the Proxy Statement filed on November 4, 2009 in connection with the Company’s 2009 Annual Meeting.

Compensation Committee

The Compensation Committee of the Board of Directors determines compensation for each of the Company’s executive officers and directors.  The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and other executive officers, approves on an annual basis any management bonus plan, makes grants of equity incentive compensation awards, reviews the compensation to non-employee directors and periodically reviews and advises the Board of Directors on the Company’s overall compensation policies and plans.  In addition, the Compensation Committee also reviews other aspects of compensation, such as deferred compensation plans and health and welfare plans.

The Compensation Committee currently consists of the following directors:  Kenneth Sawyer (Chair), and Bradley J. Hoecker.  Membership on the Committee is determined by the Board of Directors.  The Committee Chair reports on Committee actions and makes recommendations at Board of Directors’ meetings.  Joseph Yang was a member of the Committee prior to his resignation.  Mr. Tevis resigned upon his appointment as CEO.

The Company’s executive compensation program is designed to enhance the Company’s profitability and stockholder value by aligning executive compensation with the Company’s business goals and performance and attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company.

For the Chief Executive Officer, the Compensation Committee approves goals and objectives to be considered in awarding compensation.  The Compensation Committee conducts a thorough performance evaluation of the CEO in light of the established goals and objectives.  The Compensation Committee then recommends the CEO’s compensation, considering the goals and objectives of the Company’s overall compensation program, to the non-employee directors of the Board, who have final approval authority over the CEO’s compensation package, as well as target goals and objectives against which the CEO’s performance will be measured.

For other executive officers, the CEO and the Compensation Committee together assess performance and determine individual compensation, based on initial recommendations from the CEO.  From time to time, the CEO recommends cash and equity awards to be made to senior management, including the CEO, under the Company’s 2008 Stock Award and Incentive Plan.  The Compensation Committee, which has exclusive authority to make such awards to the executive officers, considers such recommendations together with other factors, in determining whether to make such awards.

The Compensation Committee has the authority to engage the services of outside advisors and compensation consultants to assist it in performing its responsibilities. While the Compensation Committee does not have ongoing contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive officer or director compensation, the Compensation Committee does retain compensation consultants to assist it with specific issues from time to time.  For example, in the first half of 2010 the Compensation Committee considered changes in the Company’s executive compensation structure and retained Mercer LLC, a compensation consultant the Committee has engaged in the past.  The Compensation Committee requested that Mercer provide advice as to appropriate terms for a long-term incentive plan comprised of cash and equity-based incentives to align the interests of executives and the Company’s shareholders over a long period of time.  The Compensation Committee did not adopt any long-term incentive plan in 2010.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more members of the Committee to perform certain of its duties on its behalf to the extent permitted by applicable law.

On February 10, 2009, the Board of Directors adopted a written Charter for the Compensation Committee.  The Compensation Committee Charter was attached as Exhibit A to the Company’s Proxy Statement filed on November 1, 2010, in connection with the Company’s 2010 Annual Meeting.

Nominating Committee

The Nominating Committee, which currently consists of Kenneth B. Sawyer (Chair), Terry A. Tevis, and Donald R. Uzzi, recommends candidates for the Board of Directors of the Company and its committees.  While the Nominating Committee has not adopted a written charter or a formal diversity policy for Board membership, the Committee values diversity of talents, skills, abilities and experiences, and believes that the diversity that exists on the Board provides significant benefits to the Company.

In evaluating the suitability of each candidate for nomination to the Board of Directors, the Nominating Committee considers issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and similar factors.  While there are no specific minimum qualifications for director nominees, the ideal candidate should exhibit:  (1) independence, (2) integrity, (3) qualifications that will increase overall board effectiveness, (4) knowledge of the Company’s industry, and (5) meet other requirements that may be required by applicable rules, such as financial expertise for audit committee members.  Potential Board members should not have commitments that would conflict with the time commitments of a director of the Company.

Board Leadership Structure

Donald R. Uzzi serves as Merisel's Chairman of the Board.  Terry Tevis serves as Merisel's Chief Executive officer.  The Board believes that this is the most effective structure for Merisel because it permits Mr. Tevis to focus on the operations and strategy of the Company while Mr. Uzzi focuses on communication between management and the Board, including disclosure required by applicable securities laws.

Although the Board has not formally appointed a lead independent director, Mr. Bradley J. Hoecker, who chairs the Audit Committee, acts as intermediary between the Board and management and, when appropriate, between the directors nominated by the Company’s majority shareholder and the independent directors, on the one hand, and the Chief Executive Officer and Chairman and the rest of the Board, on the other.  The Board also periodically forms a special committee, composed of its independent directors, to consider significant matters where the Board perceives a potential conflict of interest between the interests of the Company’s majority stockholder and other stockholders.  In addition, the Audit Committee of the Board is comprised entirely of independent directors.

The Board will continue to re-examine its corporate governance policies and leadership structure on an ongoing basis to ensure that they meet the Company’s needs.

The Board’s Role in Risk Oversight

The Board is responsible for oversight of risk facing the Company, while management is responsible for day-to-day management of risk.  The Board, directly and through its committees, carries out its oversight role through several levels of review.  The full Board regularly reviews and discusses with members of management information regarding the management of risk inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts. In addition, the Board, primarily through its Audit Committee, has established direct lines of report with the Company’s outside auditors and outside counsel.  The involvement of the full Board in reviewing the Company’s strategic objectives is a key part of the Board’s assessment of management’s approach and tolerance to risk.

The three standing committees of the Board - Audit Committee, Compensation Committee and Nominating Committee – oversee risk inherent in their respective areas of responsibility.  For example, the Audit Committee oversees the Company’s financial exposure, internal controls, compliance and financial reporting-related risks.  The Compensation Committee oversees risks related to the Company’s compensation programs and policies.  While each committee has specific responsibilities for risk oversight, the Board is regularly informed by each committee about such risks.

The Board believes that the directors provide effective oversight of the risk management function, especially through the work of the committees and the dialogue between the full Board and the Company’s management.

Stockholder Recommendations of Director Candidates

The Nominating Committee will consider director nominees who are recommended by the Company’s stockholders, and will not evaluate any candidate differently solely because he or she was recommended by a stockholder.  To recommend a prospective candidate for consideration by the Nominating Committee, stockholders should submit the candidate’s name and qualifications to the Nominating Committee, care of the Company’s Secretary at Merisel, Inc., 132 West 31st Street, 5th Floor, New York, New York, 10001.  The Company’s Secretary will forward this information to the Nominating Committee members.  The Company has not utilized any third parties in the selection of its nominees.  No candidates have been nominated during 2012 by a stockholder holding 5% or more of the Company’s Common Stock.  Mr. Sawyer and Mr. Yang, who are affiliates of the Company’s majority stockholder, were nominated by that stockholder in March 2012.

Code of Business Conduct

The Board of Directors has adopted and approved the Company’s Code of Business Conduct, a copy of which has been filed with the Commission.  All of the Company’s directors, officers and employees are subject to the standards and requirements set forth in the Code of Business Conduct and are required to sign a certificate of compliance. The Code of Business Conduct can be found on the Company’s website:  www.merisel.com/merisel_site/code.html.

Stockholder Communications with the Board of Directors

The Board of Directors adopted a policy regarding the submission of communications by stockholders to the Board of Directors or to individual Board members.  Stockholders may submit communications in writing, which should be sent to the Company’s Chief Financial Officer at Merisel, Inc., 132 West 31st Street, 5th Floor, New York, New York, 10001.  These communications will be delivered to the Board of Directors or any individual director, as specified.

The Company encourages its Board members to attend each annual meeting of stockholders.  Three (3) Board members attended the 2011 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

Executive Officers of the Company

For each Executive Officer of the Company, the following sets forth the name, age as of November 5, 2012, and business experience for at least the past five years:

Terry A. Tevis, 70, as discussed in more detail above, has served as a member of the Board of Directors since March 23, 2011. Since August 21, 2012, he has also  served as the Chief Executive Officer and President of the Company.

Victor L. Cisario, 51, has served as Merisel’s Executive Vice President and Chief Financial Officer since June 2009 and Corporate Secretary since April 2010. He joined Merisel from Outside Ventures, LLC, an independent sales organization primarily focused on credit card processing and cash advances to businesses, where he had served as Chief Financial Officer since January 2008.  At Outside Ventures, LLC, Mr. Cisario was responsible for all financial reporting, budgeting and financial strategy.  In 2007, Mr. Cisario worked as a consultant for various private companies.  Mr. Cisario was the Chief Financial Officer of Fuel Digital, Inc. from 2002 until Merisel’s acquisition of Fuel Digital, Inc. in 2006.  At Fuel Digital, Inc., Mr. Cisario created the financial strategy of the company, handled all banking relations, implemented budgeting procedures, created and implemented internal control procedures and oversaw financial reporting.

Michael A. Berman, 53, served as Merisel’s Chief Client Officer from December 17, 2010 until July 27, 2012, after serving as a consultant for the Company since November 2009.  Prior to joining Merisel, from 2007 to 2009, Mr. Berman served as Chief Operating Officer of Outside Ventures, LLC, an independent sales organization primarily focused on credit card processing and cash advances to businesses.  At Outside Ventures, he was responsible for business strategy and execution, sales, operations, technology and strategic partnerships.  Mr. Berman also engaged in several business turnaround consulting projects in 2008 and 2009.   Between 2005 and 2007, he served as Director and Chief Operating Officer of Meridian Capital Group LLC, a leading commercial mortgage banker, where he was responsible for sales, operations, budgeting, technology and strategic partnerships.  Mr. Berman also served as Chief Executive Officer/Managing Director for CPath Solutions, a professional organization that provided consulting and management services for start-up and troubled businesses, where he created and executed business strategy with full responsibility for all aspects of CPath Solutions’ business operations.   Mr. Berman started his career at Airborne Express and has held numerous senior leadership and executive positions across a range of business-to-business service sector industries.  Mr. Berman's employment was terminated on July 27, 2012.

Summary Compensation Table

Summary of Executive Compensation 2010-2011

The following table sets forth the compensation of the Company’s Chief Executive Officer and each of the other two most highly compensated executive officers for services in all capacities to the Company in 2010 and 2011, except as otherwise indicated.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Donald R. Uzzi Chief Executive Officer and President	2010 2011	360,000 450,000	666,800 25,000	-- --	-- --	-- --	-- --	-- --	1,026,800 475,000

Victor L. Cisario Executive Vice President and Chief Financial Officer	2010 2011	202,500 300,000	239,400 15,000	-- --	-- --	-- --	-- --	-- --	441,900 315,000

Michael A. Berman Executive Vice President and Chief Client Officer	2010 2011	11,700 300,000	239,400 0	-- --	-- --	-- --	-- --	207,700 (3) --	458,800 300,000

(1)           The dollar amount represents the amounts recognized in 2010 and 2011 on the accrual basis.

(2)           No stock awards were made in 2010 or 2011.

(3)           On December 17, 2010, Mr. Berman officially joined the Company as its Chief Client Officer after serving as a consultant for the Company since November 2009. Mr. Berman’s Other Compensation for 2010 consisted of management consulting fees. Mr. Berman’s employment was terminated on July 27, 2012.

Narrative to Summary Compensation Table

No stock option or non-equity incentive awards were made to the named executive officers in 2010 or 2011.  For 2010, Mr. Uzzi and Mr. Cisario agreed to a ten percent decrease of their annual salaries, consistent with a Company-wide 10% salary decrease.   For 2010, the performance bonus awards listed in the above table were paid in March 2011. Mr. Uzzi received a grant of 80,000 shares of restricted stock on December 15, 2006, vesting in three annual increments.  Terry Tevis was appointed Chief Executive Officer on August 21, 2012.

1Outstanding Equity Awards at December 31, 2011

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald R.Uzzi	100,000 100,000 100,000	- - -	- - -	5.00 8.00 12.00(1)	11/22/2014 11/22/2014 11/22/2014	-	-	-	-
Terry Tevis	-	-	-	-		-	-	-	-
Victor L. Cisario	-	-	-	-		-	-	-	-
Michael A. Berman	-	-	-	-		-	-	-	-

(1) The exercise price of these options was reduced to $1.35 in the first quarter of 2012.

Pension Benefits

The Company does not offer pension benefits to its executive officers.

Nonqualified Defined Contribution and other Nonqualified Deferred Compensation Plans

The Company does not offer non-qualified contribution or other deferred compensation plans to its executive officers.

Executive Employment, Termination and Change of Control Arrangements

CEO Compensation, Termination and Change of Control Arrangements

Under the terms of Mr. Tevis’ Employment Agreement dated August 16, 2012 and amended on October 26, 2012, Mr. Tevis will receive $10,000 per month in salaried compensation, plus $10,000 per month in deferred compensation, to be paid at the earliest of (i) December 31, 2014, (ii) the termination of his service as Chief Executive Officer and President of the Company for any reason, or (iii) an earlier date determined by the Board.  At the payment date of such deferred compensation, at the Board’s option, Mr. Tevis’ cumulative deferred compensation will be paid either in 100% cash or a combination of 35% cash and 65% in securities of the Company in the same proportions as the Company’s securities are held by the Company’s majority shareholder, Saints Capital Granite, L.P.  The Employment Agreement incorporates the Company’s standard noncompetition and non-solicitation provisions.   Prior to its amendment on October 26, 2012, Mr. Tevis received $7,500 a month in salaried compensation and $12,500 in deferred compensation.

Donald R. Uzzi served as the Chief Executive Officer and President of the Company pursuant to an employment agreement dated November 22, 2004, as amended in March 2006, January 2008, June 2009 and December 2010. On August 16, 2012, the Company and Mr. Uzzi entered into an Amended and Restated Employment Agreement to amend and restate Mr. Uzzi’s existing employment agreement with the Company dated November 22, 2004, as amended.  The Amended and Restated Employment Agreement provides that Mr. Uzzi served as Chief Executive Officer and President until August 21, 2012 and will continue to serve as Chairman of the Board until August 21, 2013 for an annual base salary of $450,000.  In the event prior to August 21, 2013 Mr. Uzzi is terminated by the Company without “cause,” or Mr. Uzzi terminates his employment for “good reason,” he will be entitled to a lump sum payment equal to the balance of his remaining base salary that he would have been entitled to until the remainder of his term.  If by August 21, 2013 the Company and Mr. Uzzi do not agree to enter into a new employment agreement, Mr. Uzzi will to serve on the Company’s Board as a non-employee director through 2014, for the same compensation as the other non-employee directors receive.  The Amended and Revised Employment Agreement also includes one-year noncompetition and non-solicitation provisions following Mr. Uzzi’s termination of employment as Chairman.  For calendar year 2010, Mr. Uzzi received an annual bonus award of $666,800.  For calendar year 2011, Mr. Uzzi received an annual bonus award of $25,000.

Compensation, Termination and Change of Control Agreements of Other NEOs

Victor L. Cisario serves as Merisel’s Chief Financial Officer and Executive Vice President of Finance pursuant to an employment agreement dated May 6, 2009, as amended in December 2010.  The employment agreement provides for a base salary of $210,000 per year during 2010.  Mr. Cisario’s base salary was increased to $300,000 as of January 1, 2011.  The employment agreement also provides for an annual target cash bonus equal to 40% of the base salary, with such potential bonus to be determined by Merisel’s Board of Directors or its Compensation Committee in its sole discretion.  Mr. Cisario is eligible to participate in the Company’s benefit plans on the same terms as the Company’s other senior executives.  Mr. Cisario’s employment with the Company is at will, provided that he will be entitled to receive (i) a severance payment in the amount equal to six months of base salary if the Company terminates him without cause (as defined in the employment agreement), and (ii) a severance payment in the amount equal to 12 months of base salary if the Company terminates him without cause with a change of control.  For calendar year 2010, Mr. Cisario received an annual bonus award of $239,400.  For calendar year 2011, Mr. Cisario received an annual bonus award of $15,000. The employment agreement also includes customary confidentiality, non-compete and non-solicitation provisions.

Michael A. Berman served as Merisel’s Chief Client Officer pursuant to an employment agreement dated December 17, 2010.  Mr. Berman’s employment agreement provided for a base salary of $202,500 per year through December 31, 2010 and $300,000 beginning January 1, 2011, plus an annual target cash bonus equal to 40% of the base salary, with such potential bonus to be determined by Merisel’s Board of Directors or its Compensation Committee in its sole discretion.  Mr. Berman’s employment with the Company was at will, provided that he is entitled to receive (i) a severance payment in the amount equal to six months of base salary if the Company terminates him without “cause” (as defined in the employment agreement) and (ii) a severance payment in the amount equal to 12 months of base salary if the Company terminates him without cause within one year following a change of control.  For calendar year 2010, Mr. Berman received an annual bonus award of $239,400.  For calendar year 2011, Mr. Berman received no annual bonus. The employment agreement also included customary confidentiality, non-compete and non-solicitation provisions.  Mr. Berman’s employment was terminated on July 27, 2012.

Compensation of Directors

The following table sets forth, for the year ended December 31, 2011, information relating to the compensation of each director of the Company who served during the fiscal year and who was not a named executive officer.  Compensation received or accrued by Donald R. Uzzi, who until August 21, 2012 served as Chief Executive Officer and President of the Company and Chairman of the Board of Directors, is fully reflected in the tables above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)	Total ($)
Albert J. Fitzgibbons	50,848						50,848
Edward A. Grant	107,627						107,627
Ronald P. Badie	113,722						113,722
Lawrence J. Schoenberg	105,727						105,727
Terry Tevis	35,014						35,014
Joseph Yang	26,111						26,111
Ken Sawyer	26,111						26,111
Bradley J. Hoecker	94,166						94,166

On March 21, 2011, in connection with the transaction with Saints described on page 17 below under “Change of Control”, Albert J. Fitzgibbons, Edward A. Grant, Ronald P. Badie and Lawrence J. Schoenberg resigned as directors.

All cash and stock awards described in the above table were paid to the Company’s non-employee directors pursuant to the Company’s compensation plan for non-employee directors, which was first adopted by the Board of Directors in 2005.  On April 27, 2011, the Board of Directors approved a new compensation plan for the non-employee directors.  Under the new plan, Messrs. Hoecker, Sawyer, Tevis and Yang were each granted cash compensation of $50,000 per annum, to be paid quarterly.  Mr. Hoecker, as Chair of the Audit Committee, was granted an additional $8,000 per annum, also payable quarterly.  In addition, for each month in which a special committee of independent directors is convened and operating, Mr. Hoecker, who serves as chair, will receive $5,000 per month and Mr. Tevis will receive $4,000 per month in additional compensation.  Such a special committee was formed on May 16, 2012 for the purposes of considering a possible transaction which was abandoned in July 2012.  In August 2012 a new special committee consisting solely of Mr. Hoecker was formed for the purposes of negotiating the issuance and sale to Saints on August 20, 2012 of a convertible note due August 31, 2015 in the original principal amount of $2 million (the “Convertible Note”).

Pursuant to the Company’s compensation plan for non-employee directors, beginning in 2006, each non-employee director was entitled to receive an annual retainer fee of $30,000 and additional payments of $1,500 for each Board of Directors meeting attended ($500 for meetings held telephonically after four telephonic meetings per year, which are included in the annual retainer), $2,000 quarterly for acting as the chairman of the Audit Committee of the Board of Directors, $1,000 quarterly for acting as the chairman of any other Committee of the Board of Directors, $1,250 quarterly for acting as lead director (a position created in the third quarter of 2005) and $500 for each Committee meeting attended, plus reimbursement for travel expenses incurred in attending Board of Directors and Committee meetings.  In addition, beginning in 2006, non-employee directors were entitled to an annual grant of restricted stock with a fair market value of $28,000 as determined at the date the grant is authorized, which vests on the first anniversary of the date of grant. If a director leaves for any reason, other than a change of control, prior to vesting, all unvested shares are forfeited.

During 2008, the market price of the Company’s publicly-traded Common Stock dropped precipitously.  In early November 2008, the Compensation Committee determined that a December 2008 stock award in the amount of $28,000 worth of Common Stock to each non-employee director would have had a disproportionately dilutive effect upon the Company’s outstanding shares of Common Stock as each non-employee director of the Company would have been entitled to receive more than five times the number of shares that had been issued to him in previous years. After consulting with the Company’s outside counsel and outside compensation consultant, the Compensation Committee recommended to the Board of Directors to amend the non-employee directors’ compensation plan for 2008 and the Board adopted the Compensation Committee’s recommendation.  The amendment replaced the scheduled 2008 restricted stock grant to each director with a $28,000 contingent cash grant, which grant vested upon the same terms as the restricted stock one year after the date of grant and was contingent upon the non-employee director remaining on the Board through such vesting date.

In October 2009, after determining that a December 2009 stock award in the amount of $28,000 to each director would have a similarly dilutive effect on the Company’s outstanding Common Stock, the Compensation Committee recommended that the Board vote to extend the amendment for 2009, and the Board adopted its recommendation.  Accordingly, the scheduled 2009 restricted stock grant to each director was replaced with a $28,000 cash grant to vest upon the same terms as the restricted stock in December 2010.

In December 2009 the Board of Directors adopted a 10% reduction of the non-employee director compensation plan for 2010, consistent with a Company-wide 10% salary decrease.  Accordingly, the 2010 compensation plan consists of (i) $27,000 annual retainer fee, (ii) an annual grant of restricted stock with a fair market value of $25,200 granted in December, 2010, and (iii) $1,350 for each Board of Directors meeting attended ($450 for meetings held telephonically after four telephonic meetings per year, which are included in the annual retainer), $1,800 quarterly for acting as the chairman of the Audit Committee of the Board of Directors, $900 quarterly for acting as the chairman of any other Committee of the Board of Directors, $1,125 quarterly for acting as lead director and $450 for each Committee meeting attended.

In October 2010, the Compensation Committee determined that a 2010 December restricted stock award of $25,200 to each non-employee director would have a similarly dilutive effect on the Company’s outstanding Common Stock as the respective $28,000 restricted stock awards would have had in 2008 and 2009, and the Compensation Committee approved to replace the scheduled 2010 restricted stock grant to each director with a $25,200 cash grant to vest upon the same terms as the restricted stock in December 2011.

On December 22, 2010, the Board of Directors granted the non-employee directors $25,200 cash grant to vest in December 2011 if the director remains on the Board through the vesting date, provided that in the event there was a “change in control” (as defined in the Company’s 2008 Stock Award and Incentive Plan) prior to the vesting date and the director remained on the Board through the effective date of such change in control, (i) 100% of the restricted cash grant would vest and be paid on the effective date of the change in control to Messrs. Badie, Grant and Schoenberg, and (ii) $69.00 per day for each day served on the Board from December 20, 2010 through such effective date of the change in control would vest and be paid to Messrs. Fitzgibbons and Hoecker.  Accordingly, Messrs. Badie, Grant and Schoenberg each received a $25,200 cash payment and Messrs. Fitzgibbons and Hoecker each received a $6,348 cash payment in March 2011 upon the change in control described in the section entitled “Change of Control” included on page 17 of this proxy.

Other than the foregoing provisions, the Company does not have a uniform policy or agreement concerning payments to directors upon their departure from the Board.

Certain Relationships and Related Transactions and Director Independence

There are no family relationships among any of the executive officers and directors of the Company.

The Company enters into indemnity agreements (the “Indemnity Agreements”) with each of its directors, executive officers, and certain other officers, effective in each case upon their election or appointment as a director or officer of the Company.  Donald Uzzi, Victor L. Cisario, Kenneth B. Sawyer, Terry A. Tevis, and Bradley J. Hoecker are all parties to such agreements, as are the Company’s former officers and directors who served in these capacities.  The Indemnity Agreements provide that the Company will indemnify each party (the “Indemnitee”) against expenses and damages in connection with claims relating to the Indemnitee’s service to the Company, to the fullest extent permitted by the Company’s bylaws and the Delaware General Corporation Law.

The Indemnity Agreements provide that the Company will pay the expenses of the Indemnitee incurred in any such proceedings prior to final disposition of the claim, without regard to Indemnitee’s ability to repay the expenses or ultimate entitlement to indemnification under other provisions of the Indemnity Agreements.  However, by executing and delivering the Indemnity Agreement, the Indemnitee undertakes to repay the advance to the extent it is ultimately determined that the Indemnitee was not entitled to indemnification.  The Indemnity Agreements specify certain procedures and assumptions applicable in connection with requests for indemnification and advancement of expenses and also requires the Company to maintain fiduciary liability insurance for directors, officers, employees and other agents of the Company.  The rights provided to the Indemnitees under the Indemnity Agreements are additional to any other rights the Indemnitees may have under the Company's certificate of incorporation, bylaws, any agreement, applicable law, vote of stockholders or resolution of directors.

Bradley J. Hoecker, a member of the Board of Directors from December 1997 through March 21, 2011, who was re-elected to the Board of Directors on March 23, 2011, was a Partner and director of Stonington from 1997 until March 2011.  Mr. Hoecker acted as Stonington’s representative to negotiate the January 19, 2011 Redemption Agreement between the Company and Phoenix Acquisition Company II, L.L.C., a Stonington affiliate (“Phoenix”) in which 100% of the Company’s Convertible Preferred Stock was redeemed for $3.5 million plus 140,000 shares of a new Series A Preferred Stock with an initial issuance of $14 million.  At the time of the transaction, Phoenix owned 100% of the Company’s Convertible Preferred Stock and 69% of its Common Stock.  The Company’s designated Special Committee of independent directors negotiated the Redemption Agreement on the Company’s behalf and Mr. Hoecker abstained from voting on the transaction.

Mr. Hoecker also acted as Stonington’s representative in connection with the February 18, 2011 Stock Purchase Agreement under which Phoenix sold its entire equity interest in the Company to Saints for $14.5 million (see “Change of Control” on page 17).  That transaction required no action by the Company’s Board of Directors.

In August 2012 in connection with the issuance of the Convertible Note, Mr. Hoecker acted as the sole member of the special committee in negotiating and approving the terms of the Convertible Note, and was charged with representing the interests of unaffiliated stockholders of the Company.  The Special Committee retained independent legal counsel and financial advisers in connection with its review and approval of the described transaction.  Mr. Yang and Mr. Sawyer acted as representatives of Saints in this transaction.  More information on the issuance of the Convertible Note can be found under “Change of Control” on page 17.

Certain members of the Company’s Board of Directors serve on boards of other public and private companies, which were under the control of Stonington or its affiliates during the periods prior to March 21, 2011 or under the control of Saints or its affiliates subsequent to that date.  During such respective periods, these entities may be considered to be under “common control” with the Company.

The following table lists all “parents” of the Company showing the basis of control and as to each parent, the period for which it could be considered a “parent,” the basis of its control during such period and the percentage of voting securities owned or other basis of control by its immediate parent, if any.

Name of Parent	Basis of Control and Relevant Period	Immediate Parent	Percentage of Voting Securities Owned or Other Basis of Control
Phoenix Acquisition Company II, L.L.C.	Ownership/control of common stock constituting up to 69% of outstanding shares December 1997-March 21, 2011	Stonington Capital Appreciation 1994 Fund, L.P.	100%
Saints Capital VI, L.P.	Ownership/control of Common Stock constituting 69% of outstanding shares March 21, 2011- May 11, 2011	Saints Capital VI, LLC	General Partner
Saints Capital Granite, L.P.	Ownership/control of Common Stock constituting 69% of outstanding shares effective May 11, 2011, as well as the Convertible Note becoming convertible after March 31, 2013	Saints Capital Granite, LLC	General Partner

Policy on Related Person Transactions

The Company recognizes that transactions between the Company or its subsidiaries and any of its directors or executive officers can present potential or actual conflicts of interest.  Accordingly, as a general matter, it is the Company’s preference to avoid such transactions.  Nevertheless, the Company recognizes that there are circumstances where such transactions may be in, or not inconsistent with, the best interest of the Company.  Therefore, it is the Company’s policy that the Company’s Audit Committee [or a special committee consisting solely of independent directors review, and if appropriate, approve or ratify any such transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information as of November [•], 2012, as to shares of our Common Stock beneficially owned by: (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our current directors, our Chief Executive Officer and the named executive officers (as defined in Item 402 (m)(2)(ii) of Regulation S-K) and (iii) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock that they beneficially own.

	Shares Beneficially Owned

Name	Number	Percentage

Saints Capital Granite, L.P. (1)	5,000,000	66.54%
475 Sansome Street, Suite 1850
San Francisco, CA 94111
Bradley J. Hoecker	18,714	*
Kenneth B. Sawyer (2)	-	*
Terry A. Tevis	-	*
Joseph Yang	-	*
Donald R. Uzzi (3)	530,000	7.05%
Victor L. Cisario	-	*
Michael A. Berman	-	*
All Directors and Executive Officers as a Group	552,214	7.35%
(7 Persons)

*Represents less than 1%

(1)
As disclosed in a Schedule 13D/A filed October 16, 2012, Saints Capital Granite, L.P. owns directly 5,000,000 shares of Common Stock, and Saints Capital Granite, LLC, in its capacity as the general partner of Saints Capital Granite, L.P., may be deemed to be the beneficial owner of 5,000,000 shares of Common Stock of the Company, representing approximately 69.3% of the shares of Common Stock outstanding.  Each of Saints Capital Granite, L.P. and Saints Capital Granite, LLC may be deemed to be the beneficial owner (with sole voting and dispositive power) of 5,000,000 shares of Common Stock representing approximately 69.3% of the shares of Common Stock outstanding.  In addition, Saints holds the Convertible Note, which may be converted after March 31, 2013.  The conversion price of the Convertible Note cannot be determined until after such date.

(2)
Mr. Sawyer is a managing member of Saints Capital Granite, LLC, and may therefore be deemed to beneficially own 5,000,000 shares of Common Stock beneficially owned by Saints Capital Granite, L.P.  Mr. Sawyer disclaims such beneficial ownership and the information set forth in the table above solely reflects beneficial ownership of Mr. Sawyer in his individual capacity.

(3)	Includes 300,000 shares of Common Stock that are subject to currently exercisable stock options.

Change of Control

As disclosed in the Company’s Current Report on Form 8-K filed on March 25, 2011, on Monday, March 21, 2011, Phoenix Acquisition Company II, L.LC. (“Phoenix”), an affiliate of Stonington, completed the transfer of all of the common stock and Series A Preferred Stock of Merisel held by Phoenix, which together constituted all of the Company’s securities owned or controlled by Stonington, to Saints Capital VI, L.P., for a sale price of $14,500,000.  The transaction was completed pursuant to the Stock Purchase Agreement dated February 18, 2011 between Phoenix and Saints Capital VI, L.P. and constitutes a “change of control” of Merisel from Phoenix and its affiliates to Saints Capital VI, L.P. effective March 21, 2011.

On May 11, 2011, Saints Capital VI, L.P. made capital contributions of 140,000 shares of Series A Preferred Stock and 5,000,000 shares of Common Stock of the Company to Saints Capital Granite, L.P., an entity with different beneficial ownership which is also affiliated with Saints. That transfer may constitute a change of control effective May 11, 2011.

On August 20, 2012 the Company issued the Convertible Note to Saints.  The note accrues interest at 10% per annum and matures on December 31, 2015.  Interest on the note is payable in kind through increasing the outstanding principal amount of the note, or, at the Company's option, it may pay interest quarterly in cash.  The note will not be convertible prior to March 31, 2013.  After March 31, 2013, at Saints' option, the note is convertible, in whole or in part, into shares of Common Stock of Merisel at a conversion price that is the greater of (a) $0.10 or (b) an amount equal to (x) EBITDA for the twelve months ended December 31, 2012 multiplied by six and one-half (6.5), less amounts outstanding under the Company's revolving credit facility (the "Existing Loan") with PNC Bank, National Association, and liabilities relating to the outstanding redeemable Series A Preferred Stock and the Note or other indebtedness for borrowed money and (y) divided by the number of shares of Common Stock outstanding as of the conversion date. The note is unsecured.  It may be redeemed, in whole or in part, at any time prior to March 31, 2013, so long as the Company's outstanding Series A Preferred Stock has been redeemed, at a redemption price equal to two and one-half times the outstanding principal amount of the Note, plus accrued interest.

In addition, Saints has agreed not to engage in any "going private" transaction, as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, until at least December 31, 2013.

The issuance and sale of the notes was reviewed, negotiated and approved by a Special Committee of the Board of Directors, consisting of an independent director, who was charged with representing the interests of unaffiliated stockholders of the Company.  The Special Committee retained independent legal counsel and financial advisers in connection with its review and approval of this transaction.

            As of the date of this filing, Saints Capital Granite, L.P. holds all of the Company’s Series A Preferred Stock and approximately 69% of the Company’s outstanding common stock, as well as the Convertible Note.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and beneficial owners of more than 10% of the Company’s Common Stock file reports of ownership and changes in ownership with the SEC and furnish the Company with copies of all such reports they file. Based solely on its review of the copies of such reports received by it, or on written representations from such persons, the Company believes that, during 2011, it was in compliance with all Section 16(a) filing requirements applicable to its executive officers, directors and 10% owners.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

You are being asked to ratify the appointment by our Audit Committee of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for 2012.  A representative of BDO is expected to be present at the Annual Meeting with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.  If BDO should decline to act or otherwise become incapable of acting, or if BDO’s engagement is discontinued for any reason, our Audit Committee will appoint another accounting firm to serve as our independent public accountants for 2012.

Principal Accountant Fees and Services

The following table presents fees billed for professional audit services rendered by BDO, the Company’s current principal accounting firm, for the audit of the Company’s annual financial statements for 2010 and 2011, review of the quarterly financial statements for 2010 and 2011 and fees billed for other services rendered by BDO in 2010 and 2011.

	2010	2011
Audit fees	$244,000	$235,000
Audit-related fees (1)	55,000	55,000
Total	$299,000	$290,000

(1)
The 2010 billings relate to the 2009 audit of the employee benefit plan and various consulting services. The 2011 billings relate to the 2010 audit of the employee benefit plan and various consulting services.

In accordance with Audit Committee policy and the requirements of the Sarbanes-Oxley Act, all services to be provided by BDO are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. Effective March 24, 2011, Bradley J. Hoecker became the individual delegated to pre-approve additional services, with the responsibility of then communicating his decision to the full Audit Committee.  All of the fees listed above have been approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

AUDIT COMMITTEE REPORT

The Audit Committee was established for the purpose of overseeing the Company’s accounting and financial reporting processes on behalf of the Board of Directors.  Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Audit Committee has selected and retained BDO as the Company's independent accounting firm for 2012.  BDO is responsible for performing an independent audit of the consolidated financial statements in accordance with PCAOB standards.  In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company's independent accountants.

In accordance with existing Audit Committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services provided by BDO are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget.  In other cases, Edward A. Grant, as the Designated Member, has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management of the Company and BDO the audited consolidated financial statements of the Company for the year ended December 31, 2011. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  In addition, the Audit Committee has discussed with BDO the matters required by the Statement on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent accountants’ audit of the consolidated financial statements.

The Audit Committee has also received and reviewed the written disclosures and the letter from BDO required by Auditing Standard No. 1 and Rule 3526 (Communications with Audit Committee Regarding Independence) of the Public Company Accounting Oversight Board and the Audit Committee has discussed with BDO its independence from the Company.

Based on the foregoing review and discussions and a review of the report of BDO with respect to the consolidated financial statements, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Bradley J. Hoecker (Chair)

Date: November 19, 2012

PROPOSAL 3 — AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

The Company’s Board of Directors has adopted, declared advisable and is submitting for stockholder approval an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 30,000,000 to 50,000,000. On October 22, 2012, there were [7,214,784] shares of the Company’s Common Stock outstanding and 164,946.4854 shares of Preferred Stock outstanding.  In addition, 1,300,000 shares of Common Stock were reserved for issuance in connection with the Company’s various employee benefit and compensation plans.  While the conversion price of the Convertible Note cannot be determined until after March 31, 2013, at the lowest possible conversion price of $.10, 20,000,000 shares of Common Stock will have to be reserved for issuance in connection with the conversion of the Convertible Note. This leaves 2,785,212 shares of Common Stock available for future use.

Form of the Amendment

If stockholders approve this proposal, the Company’s Restated Certificate of Incorporation will be amended to increase the total number of shares of stock the Company is authorized to issue from 31,000,000 to 51,000,000. The shares of Common Stock will be increased by 20,000,000 from 30,000,000 to 50,000,000.  The shares of Preferred Stock the Company is authorized to issue will remain the same at 1,000,000.  The par value of the Common Stock and preferred stock will remain at $.01 per share. The amendment would amend and restate the first paragraph of Article IV of the Company’s Restated Certificate of Incorporation to read in its entirety as follows:

“The Corporation is authorized to issue a total of 51,000,000 shares of stock which shall be divided into two classes of shares designated as “Common Stock” and “Preferred Stock.”  The number of shares of Common Stock authorized to be issued is 50,000,000 with a par value of $.01 per share, and the number of shares of Preferred Stock authorized to be issued is 1,000,000 with a par value of $.01 per share.

The remaining text of the Company’s Restated Certificate of Incorporation will remain unchanged.

Purpose of the Amendment

The Board is recommending this increase in authorized shares of stock primarily to give the Company appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law or regulation. Although there is no present agreement to issue any shares, the newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans or for other corporate purposes. There are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of stock that would be authorized by the proposed amendment. However, the Board believes that some or all of these additional shares will likely be issued in connection with a future financing transaction involving Saints.  Accordingly, voting in favor of this proposal could be considered to include voting in favor of issuing some or all of the additional authorized shares of Common Stock to Saints.  Any such transaction would be negotiated and approved by a Special Committee of independent directors, as the issuance of the Convertible Note was.

Rights of Additional Authorized Shares

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. The Company’s stockholders do not have preemptive rights with respect to its Common Stock.  Accordingly, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

Future issuances of Common Stock or securities convertible into Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company.  This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.  Finally, depending on the final conversion price of the Convertible Note, the issuance of additional shares to Saints could result in Saints holding more than 90% of the outstanding Common Stock of the Company, which would enable them to effect a “short-form” merger of the Company at a future date after December 31, 2013, when the covenant in the agreement (the “Note Purchase Agreement”) under which the Convertible Note was issued preventing Saints from engaging in any “going private” transaction, as that term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, expires.  You would not have the opportunity to vote on, or prevent, such a short-form merger, but you would receive consideration for your shares and receive appraisal rights under Delaware law.  In the Note Purchase Agreement, Saints represented that it had no current intention of engaging in a “going private” transaction, but there can be no assurances that such intention will change in the future.

Effectiveness of the Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The adoption of this amendment requires the approval of a majority of the outstanding shares of Common Stock entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting.  If other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on them in their discretion.

Stockholder Proposals for Inclusion in 2013 Proxy Statement

If a stockholder desires to submit a proposal at the Company’s 2013 Annual Meeting of Stockholders to be included in the proxy statement for that meeting, such proposal must be received in writing at the Company’s executive offices at 132 West 31st Street, 5th Floor, New York, NY 10001, addressed to the attention of the Chief Financial Officer, on or before July 4, 2013.  The proposal must also comply with applicable regulations in order to be included in the proxy statement for that meeting.  If a stockholder notifies the Company in writing prior to September 17, 2013 that he or she intends to present a proposal at the Company’s 2013 Annual Meeting of Stockholders, the proxy-holders designated by the Board may exercise their discretionary voting authority with regard to the stockholder’s proposal only if the Company’s proxy statement discloses the nature of the stockholder’s proposal and the proxy-holder’s intentions with respect to the proposal.  If the stockholder does not notify the Company by such date, the notice of the stockholder’s proposal will be considered untimely under Rule 14a-4(c)(1) promulgated by the SEC. Accordingly, proxy-holders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

Annual Report on Form 10-K

The Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (without exhibits thereto), has been mailed with this Proxy Statement.  The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable copying fee per page to any requesting stockholder.  Stockholders may make such request in writing to Investor Relations, Merisel, Inc., 132 West 31st Street, 5th Floor, New York, NY 10001.

By Order of the Board of Directors

Terry A. Tevis
Chief Executive Officer and President

New York, New York

November 19, 2012

MERISEL, INC.
ATTN: Terry A. Tevis
132 West 31st Street
NEW YORK, NY 10001

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Bradley J. Hoecker 02 Kenneth B. Sawyer 03 Terry A. Tevis 04 Donald R. Uzzi

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2013.	☐	☐	☐
3	To amend Article IV of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock of the company, par value $.01 per share, from 30,000,000 shares to 50,000,000 shares.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

0000151950_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

MERISEL, INC.
Annual Meeting of Shareholders
December 13, 2012 2:00 P.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Terry A. Tevis and Donald R. Uzzi, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all of the common shares of Merisel, Inc., held of record by the undersigned at the close of business on December 13, 2012, at the 2012 annual meeting of stockholders, to be held at the Company's principal offices located at 132 West 31st Street, 5th Floor, New York, NY 10001, at 2:00 p.m., Eastern time, on December 13, 2012, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, and in accordance with the instructions given by the undersigned on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his discretion. The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of 2012 Annual Meeting of Stockholders and the proxy statement relating to the 2012 annual meeting.

The shares represented by this proxy card shall be voted in accordance with the instructions given by the undersigned if the card is signed and returned. Each of the proxies is authorized to vote the shares in his discretion on any other matter that may properly come before the meeting. If no direction is given, this proxy will be voted FOR each of the proposals unless a contrary specification is made. If the undersigned does not sign and return a proxy card or attend the 2012 annual meeting and vote by ballot, the shares will not be voted.

Please mark your choices and sign the other side of the proxy card and return it promptly in the enclosed postage-paid envelope.

Continued and to be signed on reverse side

0000151950_2 R1.0.0.11699